UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

Actelis Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41375	52-2160309
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4039 Clipper Court, Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 545-1045

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ASNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 3, 2025, Actelis Network Inc. (the “Company”) filed a prospectus supplement dated March 3, 2025, with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to which the Company increased the aggregate offering price of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) that it may offer and sell pursuant to the At-the-Market Offering Agreement (the “Offering Agreement”) that the Company entered into with H.C. Wainwright & Co., LLC on September 25, 2024 to up to an additional $1.3 million.

The offer and sale of the Common Stock will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-282199) filed by the Company with the SEC on September 18, 2024, and declared effective by the SEC on September 25, 2024, as supplemented by a prospectus supplement dated September 25, 2024, filed with the SEC pursuant to Rule 424(b) under the Securities Act, as further supplemented by prospectus supplement March 3, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act (the “Current Prospectus Supplement”).

A copy of the legal opinion as to the legality of the sales of shares of Common Stock issuable under the Offering Agreement and covered by the Current Prospectus Supplement is filed as Exhibit 5.1 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
5.1	Opinion of Greenberg Traurig, LLP
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTELIS NETWORKS, INC.

March 4, 2025	By:	/s/ Tuvia Barlev
		Name:	Tuvia Barlev
		Title:	Chief Executive Officer

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